Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Green Plains Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(c), Rule 457(f)	4,729,706	N/A	$163,963,121.40	0.00014760	$24,200.96

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$163,963,121.40		$24,200.96

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$24,200.96

(1)

Represents the number of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Green Plains Inc. (the “Registrant”) to be issued upon the completion of the merger and other transactions contemplated by the Agreement and Plan of Merger, dated as of September 16, 2023, by and among the Registrant, GPLP Holdings Inc., a Delaware corporation and a wholly owned subsidiary of GPRE (“Holdings”), GPLP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings, Green Plains Partners LP, a Delaware limited partnership (“GPP”), and Green Plains Holdings LLC, a Delaware limited liability company and the general partner of GPP (the “General Partner”) (as the same may be amended from time to time, the “Merger Agreement” and the transactions contemplated thereby, the “Transactions”), and is based upon (a) an estimate of the maximum number of common units representing limited partner interests in GPP (“GPP Common Units”), other than GPP Common Units owned by the Registrant, the General Partner and their respective affiliates, that may be exchanged for the merger consideration, multiplied by (b) the exchange ratio of 0.405 of a share of Common Stock. Each outstanding GPP Common Unit exchanged pursuant to the Transactions will also be converted into the right to receive an amount of cash equal to the sum of (a) $2.00 plus (b) the product of (x) $0.455 divided by 90, multiplied by (y) the number of days from, but excluding, the last day of the calendar quarter with respect to which the General Partner has declared a quarterly cash distribution to the holders of GPP Common Units of no less than $0.455 per GPP Common Unit with a record date prior to the date of the closing of the Transactions.

(2)

The proposed maximum aggregate offering price was calculated based upon the market value of the GPP Common Units, the securities to be converted into the right to receive the merger consideration in the Transactions, in accordance with Rules 457(c) and 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), as follows: the product of (a) $14.04, the average of the high and low prices of a GPP Common Unit as reported on the Nasdaq on October 12, 2023, which is within five business days prior to the filing of this Registration Statement on Form S-4, and (b) 11,678,285, the estimated maximum number of GPP Common Units that may be exchanged for the merger consideration, which is the sum of (i) 11,659,736 GPP Common Units estimated to be held by public unitholders of GPP immediately prior to completion of the Transactions and (ii) 18,549 GPP Common Units underlying outstanding awards issued under the Green Plains Partners LP 2015 Long-Term Incentive Plan and other plans of GPP or the General Partner providing for the grant of awards of GPP Common Units (assuming target performance of any such awards that are conditioned upon the satisfaction or attainment of a performance or incentive goal).

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.00014760.